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                          LIEN INTERCREDITOR AGREEMENT

      LIEN INTERCREDITOR AGREEMENT (this "Agreement") dated as of May 31, 2001, by and among the Working Capital Lenders referred to below, The CIT Group/Business Credit, Inc., a New York corporation, as administrative agent and collateral agent for the Working Capital Lenders (in such capacity, together with its successors and assigns, hereinafter referred to as the "Working Capital Agent"), and Hilco Capital LP, a Delaware limited partnership (together with its successors and assigns, including any other lender or lenders that at any time refinance or replace the Term Loan Debt referred to below, hereinafter referred to as the "Term Loan Lender").

                              W I T N E S S E T H:

      WHEREAS, Harvard Industries, Inc., a Delaware corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, hereinafter referred to as the "Lead Borrower"), its wholly owned subsidiaries (together with each of their successors and assigns, including any receivers, trustees or debtors-in-possession, and with the Lead Borrower, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto (together with their successors and assigns, including any other lender or lenders that at any time refinance or replace the Working Capital Debt referred to below, each a "Working Capital Lender" and collectively, the "Working Capital Lenders"), Citicorp USA, Inc., as syndication agent for the Working Capital Lenders, and the Working Capital Agent are parties to a Financing Agreement, dated as of May 31, 2001 (as amended or otherwise modified from time to time, the "Working Capital Loan Agreement"), pursuant to which the Working Capital Lenders have made and will from time to time make loans and provide other financial accommodations to the Borrowers;

      WHEREAS, the Borrowers and the Term Loan Lender are parties to a Financing Agreement, dated as of May 31, 2001 (as amended or otherwise modified from time to time, the "Term Loan Agreement" and together with the Working Capital Loan Agreement, the "Loan Agreements"), pursuant to which the Term Loan Lender has made a term loan to the Borrowers;

      WHEREAS, the Borrowers and the other Obligors (as hereinafter defined) have granted to the Working Capital Agent and the Working Capital Lenders a lien on, and security interest in, substantially all of the assets and properties of the Borrowers and the other Obligors, all as more particularly described in the Working Capital Loan Documents (as defined below), and the Term Loan Lender hereby acknowledges and consents to such lien and security interest;

      WHEREAS, the Borrowers and the other Obligors have granted to the Term Loan Lender a lien on, and security interest in, substantially all of the assets and properties of the Borrowers and the other Obligors, all as more particularly described in the Term Loan Documents (as defined below), and the Working Capital Agent and the Working Capital Lenders hereby acknowledge and consent to such lien and security interest;

      WHEREAS, the Term Loan Lender, the Working Capital Agent and the Working Capital Lenders wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Borrowers and the other Obligors and their understanding relative to their respective positions in certain assets and properties of the Borrowers and the other Obligors;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

      SECTION 1. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings

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to be applicable equally to both the singular and the plural forms of the terms defined:

      "Aggregate Principal Exposure" means, with respect to the Working Capital Debt, the sum of the aggregate principal amount of loans outstanding under the Working Capital Loan Documents, all letter of credit accommodations (including the face amount of all undrawn letters of credit plus all unpaid reimbursement obligations) under the Working Capital Loan Documents and all other financial accommodations under the Working Capital Loan Documents.

      "Borrower" shall have the meaning set forth in the recitals hereof.

      "Collateral" means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of the Borrowers or any other Obligor, whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted or purported to be granted by such Person in favor of a Lender, as security for all or any part of the Obligations.

      "Commitment" means the commitment of any Lender to make a loan, issue a letter of credit or provide any other financial accommodation pursuant to any Document.

      "Documents" means the Working Capital Loan Documents and the Term Loan Documents, collectively.

      "Event of Default" means each "Event of Default" or similar term, as such term is defined in any Working Capital Loan Document or any Term Loan Document, so long as any such Document is in effect.

      "Excluded Portion" means, at any time, (i) the portion of the Aggregate Principal Exposure in excess of the Maximum WC Debt, provided that, the amount set forth in this clause (i) shall not include that portion of the Aggregate Principal Exposure that exceeds the Maximum WC Debt solely as a result of (A) a decline in the value of any Collateral, (B) any act or omission of any Obligor in violation of any Working Capital Loan Document, or (C) any other similar circumstance not caused by the Working Capital Agent or the Working Capital Lenders, provided that, if any of the events described in clauses (A) through
(C) above result in the Aggregate Principal Exposure exceeding the Maximum W/C Debt, any additional loans, letter of credit accommodations or other financial accommodations provided by the Working Capital Agent or the Working Capital Lenders during such period while the Working Capital Agent has knowledge that the Aggregate Principal Exposure exceeds the Maximum W/C Debt shall not be excluded from the Excluded Portion, (ii) interest, charges, fees, costs, indemnities and expenses with respect to the portion of the Aggregate Principal Exposure described in clause (i) of this definition, and (iii) any early termination fee, prepayment fee or other similar fee payable pursuant to the Working Capital Loan Agreement, except to the extent such early termination fee, prepayment fee or other similar fee is payable to the Working Capital Lenders pursuant to Section 4(c) hereof. The amount of the Excluded Portion shall be determined on the date of the occurrence of a Release Event, immediately prior to the occurrence of such Release Event.

      "Insolvency Proceeding" means, as to any Person, any of the following: (i) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with

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similar powers with respect to such Person or any of its assets, (iii) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (iv) any assignment for the benefit of creditors or any marshalling of assets of such Person.

      "Lead Borrower" shall have the meaning set forth in the recitals hereof.

      "Lenders" means the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender, collectively.

      "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

      "Lien Enforcement Action" means (i) any action by any Lender to foreclose on the Lien of such Person in all or a material portion of the Collateral, (ii) any action by any Lender to take possession of, sell or otherwise realize upon all or any material portion of the Collateral; and/or (iii) the commencement by any Lender of any legal proceedings or actions against or with respect to all or any material portion of the Collateral to facilitate the actions described in
(i) and (ii) above.

      "Maximum WC Debt" means the sum of (i) lesser of (a) $45,000,000 and (b) an amount equal to (x) the WC Borrowing Base plus (y) the Permitted Overadvance, and (ii) $20,000,000 as reduced from time to time by payments actually received by the Working Capital Agent and the Working Capital Lenders in respect of the term loans.

      "Obligations" means the "Obligations" (as defined in the Working Capital Loan Documents as such documents are in effect on the date hereof), and the "Obligations" (as defined in the Term Loan Documents as such documents are in effect on the date hereof), collectively, provided that "Obligations" shall exclude any loans, letter of credit accommodations or other financial accommodations not made or extended pursuant to a Document.

      "Obligor" means a Person liable on or in respect of the Term Loan Debt or the Working Capital Debt or that has granted a Lien on any property or assets as collateral for any of the Obligations, together with such Person's successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

      "Permitted Overadvance" means the aggregate principal amount of all Overadvances as such term is defined in the Working Capital Loan Agreement (as such agreement is in effect on the date hereof) outstanding at any time under the Working Capital Loan Agreement in an amount not to exceed the lesser of (a) $1,000,000 and (b) 5% of the WC Borrowing Base, provided that (A) any Overadvance outstanding from the first date that an Overadvance is made until the date that such Overadvance no longer exists shall constitute a single occurrence of an Overadvance, (B) there shall not be more than three (3) separate occurrences of an Overadvance during the term of the Working Capital Loan Agreement and (C) there shall not be more than an aggregate of thirty (30) days on which an Overadvance is outstanding during the term of the Working Capital Loan Agreement.

      "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental authority or other regulatory body.

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      "Release Event" means (i) prior to the occurrence of an Insolvency
Proceeding by or against any Borrower or Obligor, the occurrence of an Event of Default and the taking of any Lien Enforcement Action by any Lender, provided that any Release Event occurring prior to an Insolvency Proceeding by or against any Borrower or Obligor shall cease to constitute a Release Event as of the occurrence of such Insolvency Proceeding if the Working Capital Agent and/or the Working Capital Lenders continue making loans or providing letter of credit accommodations or other financial accommodations (whether pursuant to the Working Capital Loan Documents or otherwise) or consent to the use of cash collateral after the occurrence of such Insolvency Proceeding or (ii) after the occurrence of an Insolvency Proceeding by or against any Borrower or Obligor, the occurrence of any of the following: (A) the entry of an order of the Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of all or substantially all of the Borrowers' and Obligors' assets or
(B) the taking of any Lien Enforcement Action described in clauses (i) and (ii) of the definition of such term by any Lender or the entry of an order of the Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing any Lender to take any Lien Enforcement Action.

      "Standstill Period" means the one-hundred and five (105) day period commencing on the date that the Working Capital Agent receives, in accordance with Section 3(b) hereof, a copy of the notice by the Term Loan Lender to the Borrowers or any other Obligor of an Event of Default under the Term Loan Documents and written demand for the accelerated payment by the Borrowers or such Obligor of all Term Loan Debt; provided that, if any Borrower or any other Obligor is subject to an Insolvency Proceeding by reason of which the making of such demand for accelerated payment is stayed, the Standstill Period shall commence on the date of the commencement of such Insolvency Proceeding.

      "Term Loan Agreement" shall have the meaning set forth in the recitals hereof.

      "Term Loan Debt" means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrowers or any Obligor to the Term Loan Lender evidenced by or arising under the Term Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Agreement, whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Borrower or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding), provided that "Term Loan Debt" shall exclude any Obligations of the Borrowers under the Stock Purchase Agreement (as such term is defined in the Term Loan Agreement).

      "Term Loan Documents" means the Term Loan Agreement, all Loan Documents (as such term is defined in the Term Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or any other Obligor or any other Person with, to or in favor of the Term Loan Lender in connection therewith or related thereto, in each case, as amended or otherwise modified from

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time to time, provided that "Term Loan Documents" shall exclude the Stock
Purchase Agreement (as such term is defined in the Term Loan Agreement).

      "Term Loan Lender" shall have the meaning set forth in the preamble hereof.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      "WC Borrowing Base" means the "Borrowing Base" as such term is defined in the Working Capital Loan Agreement as such agreement is in effect on the date hereof.

      "Working Capital Debt" means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrowers or any Obligor to the Working Capital Agent or any Working Capital Lender evidenced by or arising under the Working Capital Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Working Capital Loan Agreement whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Borrower or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding). Notwithstanding anything to the contrary in this definition or in any other provision of this Agreement, "Working Capital Debt" shall not include the Excluded Portion. The foregoing limitation shall not apply to, and the term "Working Capital Debt" shall include, obligations consisting of interest, fees, costs or expenses, in each case in respect of the Working Capital Debt (excluding the Excluded Portion) whether or not charged by the Working Capital Agent to the loan account of the Borrowers maintained by Working Capital Agent pursuant to the Working Capital Loan Agreement.

      "Working Capital Agent" shall have the meaning set forth in the preamble hereof.

      "Working Capital Lenders" shall have the meaning set forth in the recitals hereof.

      "Working Capital Loan Agreement" shall have the meaning set forth in the recitals hereof.

      "Working Capital Loan Documents" means the Working Capital Loan Agreement, all Loan Documents (as such term is defined in the Working Capital Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or any other Obligor or any other Person with, to or in favor of the Working Capital Agent or any Working Capital Lender in connection therewith or related thereto, in each case, as amended or otherwise modified from time to time.

      SECTION 2. Priorities.

      (a) The Liens of the Working Capital Agent and the Working Capital Lenders, to the extent that such Liens secure the Working Capital Debt, have and shall be senior and prior in right to the Liens of the Term Loan Lender, and such Liens of the Term Loan Lender are and shall be junior and subordinate to the Liens of the Working Capital Agent and the Working Capital Lenders, to the extent that such Liens secure the

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Working Capital Debt, subject to the immediately following sentence.
Notwithstanding the foregoing, Section 2(e), Section 2(g) and any other provision to the contrary contained in this Agreement, (i) the subordination of Liens provided for in this Section 2(a) shall not be effective on any date with respect to any part of the Collateral in which the Term Loan Lender, but not the Working Capital Agent and the Working Capital Lenders, holds on such date a valid, perfected and enforceable Lien and the Term Loan Lender shall be entitled to receive and retain all proceeds of such Collateral, and (ii) the Liens of the Working Capital Agent and the Working Capital Lenders, to the extent that such Liens secure the Excluded Portion, are and shall be junior and subordinate in all respects to the Liens of the Term Loan Lender.

      (b) The priorities of the Liens provided in Section 2(a) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Working Capital Debt or the Term Loan Debt, nor by any action or inaction which any of the Lenders may take or fail to take in respect of the Collateral so long as the Liens of the Working Capital Agent and the Working Capital Lenders are valid, perfected and enforceable. The Working Capital Agent and each Working Capital Lender agrees not to: (i) subordinate, or otherwise voluntarily relinquish the benefits of, its Lien in any Collateral to the Lien, indebtedness or claim of any other creditor of any Borrower or any Obligor, (ii) eliminate any category of, or change the methodology of the calculation of, any Availability Reserves (as such term is defined in the Working Capital Loan Agreement as in effect on the date hereof), (iii) increase the Revolving Credit Commitment (as such term is defined in the Working Capital Loan Agreement as in effect on the date hereof) or the advance rates with respect to receivables and inventory under the Working Capital Loan Agreement as in effect on the date hereof or (iv) amend the due dates or decrease the amounts of any principal payments in respect of the term loan portions of the Working Capital Debt or waive any Event of Default under the Working Capital Loan Agreement as a result of the failure of the Borrowers to make any payment of principal in respect of any term loan when due.

      (c) The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Lender in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.

      (d) The priorities set forth in this Agreement are premised upon the assumption that any liens and security interests which are provided herein to be senior and prior in right to other liens and security interests have been duly and properly created and perfected pursuant to the applicable Documents or otherwise, and are not avoidable for any reason. Each of the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender agrees not to contest, or to bring (or voluntarily join in or permit) any action or proceeding for the purpose of contesting, the validity, perfection or priority (as herein provided) of, or seeking to avoid, the Working Capital Agent's, any Working Capital Lender's or the Term Loan Lender's liens and security interests in the Collateral, and provided, further, that nothing herein shall be deemed or construed to prevent the Working Capital Agent, any Working Capital Lender or the Term Loan Lender from asserting any right

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or claim it may have arising under or in connection with this Agreement.

      (e) Subject to Section 2(a), all proceeds of the Collateral received by the Term Loan Lender shall be forthwith paid over, in the funds and currency received, to the Working Capital Agent and the Working Capital Lenders for application to the Working Capital Debt (except to the extent of the Excluded Portion or as otherwise required by law). All proceeds of the Collateral received by the Working Capital Agent or any Working Capital Lender after the Working Capital Debt (other than the Excluded Portion) has been paid in full in cash and the Working Capital Agent and the Working Capital Lenders have received as cash collateral an amount equal to 105% of the aggregate undrawn face amount of letters of credit provided under the Working Capital Loan Agreement for the account of any Borrower or any Obligor shall be forthwith paid over, in the funds and currency received, to the Term Loan Lender for application to the Term Loan Debt (unless otherwise required by law, provided that the Working Capital Agent and the Working Capital Lenders shall promptly pay over to the Term Loan Lender any such cash collateral in respect of letters of credit which have expire undrawn or have been returned to the issuer thereof for cancellation). For purposes of this Section 2(e), payments made by any Borrower to the Term Loan Lender in respect of the Term Loan Debt with proceeds of loans by the Working Capital Agent or the Working Capital Lenders to any Borrower shall not be construed to constitute proceeds of Collateral.

      (f) Each Lender shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Lender has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Lenders and shall not impose on any Lender any obligations in respect of the disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

      (g) The Term Loan Lender shall, at any time during the continuance of a Release Event while Working Capital Debt (other than the Excluded Portion) remains unpaid: (i) upon the request of the Working Capital Agent with respect to such Collateral or other disposition as set forth below (which request shall specify the proposed terms of the sale or other disposition and the type and amount of consideration to be received in connection therewith), release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by (A) the Working Capital Agent or its agents, or (B) any Borrower or any other Obligor with the consent of the Working Capital Agent and the Working Capital Lenders; (ii) deliver such release documents as Working Capital Agent may reasonably require in connection therewith; provided that, (A) such release by the Term Loan Lender shall not extend to or otherwise affect any of the rights of the Term Loan Lender to the proceeds from any such sale or other disposition of Collateral, (B) the Working Capital Agent and the Working Capital Lenders shall promptly apply such proceeds to the Working Capital Debt (other than the Excluded Portion), including the cash collateralization of any undrawn letters of credit provided under the Working Capital Loan Agreement for the account of the Borrowers or any Obligor),
(C) after such application, the Working Capital Agent and the Working Capital Lenders shall promptly deliver any excess proceeds from such sale or disposition of Collateral to the Term Loan Lender, and (D) no such release documents shall be delivered (1) to any Borrower or any other Obligor or (2) more than three (3) business days prior to the date of the closing of the sale or disposition of the Collateral; provided further that if the closing of the sale or disposition of the Collateral is not consummated, the Working Capital Agent shall promptly return all release documents to the Term Loan Lender; and (iii) be deemed to have consented under the Documents to which the Term Loan Lender is a party to such sale or other disposition. The effectiveness of any such release or termination by the Term Loan Lender shall lapse in the event such sale or other disposition does not occur within ten (10) days of the anticipated closing date. In any sale or other disposition of any of the Collateral by the Working Capital Agent or any Working Capital Lender, the Working Capital Agent or such Working Capital Lender shall conduct such sale or other disposition in a commercially reasonable manner. Without intending to expand or alter the standards of commercial reasonableness of a lender in the exercise of its remedies under applicable law, the Working Capital Agent and the Working Capital Lenders acknowledge and agree that it is their intention that the Working Capital Agent or the Working Capital Lender conducting any Lien Enforcement Action will use reasonable efforts to regularly advise the Term Loan Lender of the status of any Lien Enforcement Action, to consult with the Term Loan Lender from time to time with respect to the various options available to the Working Capital Agent or such Working Capital Lender with respect to any such Lien Enforcement Action, and advise the Term Loan Lender of any and all offers which may be made from time to time by prospective purchasers of the Collateral.

      SECTION 3. Enforcement of Security.

      (a) Subject to the other terms and conditions of this Agreement, the Working Capital Agent and the Working Capital Lenders shall have the exclusive right to manage, perform and enforce the terms of the Working Capital Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. Except as specifically provided in Section 3(c) below, notwithstanding any rights or remedies available to the Term Loan Lender under any of the Term Loan Documents, applicable law or otherwise, prior to the time that the Working Capital Agent and the Working Capital Lenders shall have received the payment in full of all Working Capital Debt (other than the Excluded Portion) in cash, the Term Loan Lender shall not, directly or indirectly, take any Lien Enforcement Action. Notwithstanding anything in the preceding sentence or in this Agreement to the contrary, during the occurrence and continuance of any Event of Default under any Term Loan Document, subject at all times to the provisions of Sections 2(a) and 2(e) of this Agreement, upon the expiration of the Standstill Period, the Term Loan Lender may take any Lien Enforcement Action, but only so long as the Working Capital Agent or the Working Capital Lenders are not diligently pursuing in good faith the exercise and enforcement of their rights or remedies against, or diligently attempting to vacate any stay or enforcement of their Liens on, all or a material portion of the Collateral (including, without limitation, commencement of any Lien Enforcement Action). If the Term Loan Lender commences any action to enforce its Lien on any Collateral to the extent permitted hereunder and is diligently pursuing in good faith such actions, neither the Working Capital Agent nor any Working Capital Lender shall take any action of a similar nature with respect to such Collateral.

      (b) Each Lender shall give to the other Lender concurrently with the giving thereof to any Borrower or any other Obligor (i) a copy of any written notice by such Lender of an Event of Default under any of its Documents, including, without limitation, written notice of demand of payment from any Borrower or any other Obligor, and (ii) a copy of any written notice sent by such Lender to any Borrower or any other Obligor, stating such Lender's intention to exercise any of its enforcement rights or remedies against such Borrower or Obligor, including, without limitation, written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided that the failure of any Lender to give such required notice shall not affect the relative priorities of the Liens of the Lenders as provided herein or the validity or effectiveness of any such notice as against any Borrower or any other Obligor. In addition, if the Working Capital Agent or any Working Capital Lender shall receive possession or control of any books and records of any Borrower or any other Obligor that contain information identifying or pertaining to any Collateral in which the Term Loan Lender has been granted a Lien (whether in the exercise of its rights under its Documents or otherwise), the Working Capital Agent or such Working Capital Lender shall notify the Term Loan Lender that it has received such books and records and shall, as promptly as practicable thereafter, make available to the Term Loan Lender such books and records for inspection and duplication.

      (c) Section 3(a) shall not be construed to limit or impair in any way the right of: (i) any Lender to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Lender, (ii) the Term Loan Lender to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Working Capital Agent or any Working Capital Lender, so long as it does not delay or interfere in any material respect with the exercise by the Working Capital Agent or such Working Capital Lender of its rights under this Agreement, and (iii) the Term Loan Lender's right to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all Working Capital Debt (other than the Excluded Portion), including the cash collateralization of any undrawn letter of credit provided under the Working Capital Loan Agreement for the account of the Borrowers or any Obligor. Each right, power and remedy of each Lender provided for in this Agreement, any Document, or any other loan document relating to any of the foregoing, whether now existing or hereafter available at law or in equity or by statute or otherwise, shall be cumulative (except to the extent otherwise provided in any such Document) and shall be in addition to every other such right, power or remedy. Except to the extent otherwise provided in this Agreement, any Document or any other loan document relating to any of the foregoing, the exercise by or on behalf of a Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all other such rights, powers and remedies, and no course of dealing or failure or delay on the part of any Lender in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies.

      (d) Each of the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender agrees to hold, or cause to be held on its behalf, any Collateral received by or on behalf of it, or under its dominion and control, in or against which a Lien may be perfected by possession or the exercise of dominion and control, on behalf of all others entitled thereto, and to turn over to the Working Capital Agent, Working Capital Lenders or the Term Loan Lender, as appropriate, all such Collateral and all other Collateral, which shall be dealt with pursuant to the terms and conditions of the relevant Document. Each Lender hereby appoints the other Lender as agent for the purposes of perfecting the other Lender's Liens in and on any of the Collateral in the possession or under the dominion and control of such Lender; provided that the Lender in the possession of, or exercising dominion and control over, any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, the non-possessing or non-controlling Lender hereby waives and releases the other Lender from all claims and liabilities arising pursuant to the possessing or controlling Lender's role as bailee with respect to the Collateral, so long as the possessing or controlling Lender shall use the same degree of care with respect thereto as the possessing or controlling Lender uses for similar property pledged to the possessing or controlling Lender as collateral for indebtedness of others to the possessing or controlling Lender. After the Working Capital Agent and the Working Capital Lenders have received final payment in full of all of the Working Capital Debt (other than the Excluded Portion), including the cash collateralization of any undrawn letter of credit provided under the Working Capital Loan Agreement for the account of the Borrowers or any Obligor, the Working Capital Agent and the Working Capital Lenders shall deliver the remainder of the Collateral, if any, in their possession or under their dominion and control to the Term Loan Lender and assign to the Term Loan Lender all of the Working Capital Agent's interest in any blocked depository accounts of the Obligors or any depository accounts of the Obligors under the dominion and control of the Working Capital Agent, except as may otherwise be required by applicable law or court order. It is understood and agreed that this paragraph
(d) is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this paragraph (d) shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

      SECTION 4. Term Loan Lender Purchase Option

      (a) Upon the occurrence and during the continuance of an Event of Default under a Working Capital Loan Document, the Term Loan Lender shall have the option at any time upon five business days' prior written notice to the Working Capital Agent to purchase all of the Working Capital Debt from the Working Capital Agent and the Working Capital Lenders. Such notice from the Term Loan Lender to the Working Capital Agent shall be irrevocable.

      (b) On the date specified by the Term Loan Lender in such notice (which shall not be less than five business days, nor more than twenty days, after the receipt by the Working Capital Agent of the notice from the Term Loan Lender of its election to exercise such option), the Working Capital Lenders shall sell to the Term Loan Lender, and the Term Loan Lender shall purchase from the Working Capital Lenders, the Working Capital Debt. The Working Capital Agent and each Working Capital Lender hereby represents and warrants that, as of the date hereof, no approval of any governmental authority, other regulatory body or other Person is required for such sale.

      (c) Upon the date of such purchase and sale, the Term Loan Lender shall
(i) pay to the Working Capital Agent for the benefit of the Working Capital Lenders as the purchase price therefor the full amount of all the Working Capital Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding the Excluded Portion and any early termination fee, prepayment fee or other similar fee payable pursuant to Section 10 of the Working Capital Loan Agreement), (ii) furnish cash collateral to the Working Capital Agent in such amounts as the Working Capital Agent determines is reasonably necessary to secure the Working Capital Agent and the Working Capital Lenders in connection with any issued and outstanding letters of credit provided by the Working Capital Agent and the Working Capital Lenders (or letters of credit that the Working Capital Agent or the Working Capital Lenders have arranged to be provided by third parties pursuant to the financing arrangements of the Working Capital Agent and the Working Capital Lenders with any Borrower or any other Obligor) to any Borrower or any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the Working Capital Agent and the Working Capital Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Working Capital Debt, and/or as to which the Working Capital Agent or the Working Capital Lenders have not yet received final payment, and (iv) agree to pay to the Working Capital Agent for the benefit of the Working Capital Lenders any early termination fee, prepayment fee or other similar fee payable pursuant to Section 10 of the Working Capital Loan Agreement within three (3) business days after receipt by the Term Loan Lender of amounts sufficient to pay such early termination fee, prepayment fee or other similar fee after the payment in full in cash to the Term Loan Lender of the Term Loan Debt and the Working Capital Debt purchased by the Term Loan Lender pursuant to this Section 4, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses), provided that the payment of the fee occurs within sixty (60) days after the effective date of the purchase of the Working Capital Debt by the Term Loan Lender. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Working Capital Agent in New York, New York, as the Working Capital Agent may designate in writing to the Term Loan Lender for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the Term Loan Lender to the bank account designated by Working Capital Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by the Term Loan Lender to the bank account designated by Working Capital Agent are received in such bank account later than 1:00 p.m., New York City time.

      (d) Such purchase shall be expressly made without representation or warranty of any kind by the Working Capital Agent or any Working Capital Lender as to the Working Capital Debt or otherwise and without recourse to the Working Capital Agent or any Working Capital Lender, except for representations and warranties as to the following: (i) the amount of the Working Capital Debt being purchased (including, without limitation, as to the principal of and accrued and unpaid interest on such Working Capital Debt, fees and expenses thereof), (ii) that the Working Capital Lenders own the Working Capital Debt free and clear of any Liens, and (iii) the Working Capital Lenders have the full right and power to assign the Working Capital Debt, such assignment has been duly authorized, and no approval of any governmental authority, other regulatory body or other Person is required in connection with such assignment.

      (e) The Working Capital Agent and each Working Capital Lender agrees that it will give the Term Loan Lender five business days prior written notice of its intention to commence any Lien Enforcement Action. If during such five business day period, the Term Loan Lender shall send to the Working Capital Agent the irrevocable notice of the Term Loan Lender's intention to exercise the purchase option given by the Working Capital Lenders to the Term Loan Lender under
Section 4(a), the Working Capital Agent and the Working Capital Lenders shall not accelerate payment of the Working Capital Debt or commence any Lien Enforcement Action, provided that the purchase and sale with respect to the Working Capital Debt provided for herein shall have closed within five business days thereafter and the Working Capital Agent and the Working Capital Lenders shall have received payment in full of the Working Capital Debt as provided for herein (other than the Excluded Portion) within such five business day period. The Working Capital Agent shall not be required to provide such five business days prior written notice if in the good faith determination of the Working Capital Agent (i) a fraud has been committed by any Borrower or any other Obligor in connection with its obligations under the Working Capital Loan Documents, including, without limitation, any withholding of collections of accounts receivable or other proceeds of Collateral in violation of the terms of the Working Capital Loan Documents, or (ii) providing such notice would have a reasonable likelihood of (A) causing a material diminution in the value of the Collateral, or (B) materially endangering the Working Capital Agent's or the Working Capital Lenders' ability to realize upon the Collateral; provided, however, that in the each such case the Working Capital Agent nonetheless shall give the Term Loan Lender concurrent or prompt subsequent notice (which shall indicate in reasonable detail the nature and circumstances of any fraud or other event described in clause (i) or (ii) above that is applicable) of its acceleration or commencement of Lien Enforcement Action.

      SECTION 5. Waiver of Marshalling and Similar Rights. Each Lender, to the fullest extent permitted by applicable law, waives any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

      SECTION 6. Notices, etc. Each Lender agrees to give, or cause to be given, to the other Lender written notice of the time and place of any public or private sale of the Collateral or the time after which any such sale or other intended disposition is to be made of the Collateral, and agrees to use reasonable efforts to make available, or cause to be made available (but shall have no liability for failure to do so), information received by it from any Borrower or any other Obligor with respect to the Collateral. This Agreement is intended, in part, to constitute a request for notice and a written notice of a claim by each party hereto to the other parties hereto of an interest in the Collateral in accordance with the provisions of Sections 9-504 and 9-505 of the Uniform Commercial Code.

      SECTION 7. Termination. This Agreement shall terminate and be of no further force and effect upon either (a) the payment in full of all of the Obligations (as defined in the Working Capital Loan Documents), other than the Excluded Portion, and the termination or expiration of (i) any commitment of the Working Capital Lenders to make any loan or provide letter of credit or other financial accommodations under any Working Capital Loan Documents and (ii) any letters of credit issued by the Working Capital Agent or the Working Capital Lenders (except to the extent within the Excluded Portion), including the cash collateralization of any undrawn letter of credit provided under the Working Capital Loan Agreement for the account of the Borrowers or any Obligor or (b) payment in full of all of the Obligations (as defined in the Term Loan Documents) and the termination or expiration of any commitment of the Term Loan Lender under the Term Loan Agreement.

      SECTION 8. Successors and Assigns

      (a) This Agreement shall be binding upon each Lender and its respective successors and assigns and shall inure to the benefit of each Lender and its respective successors, participants and assigns.

      (b) Each Lender reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Working Capital Debt or the Term Loan Debt, as the case may be; provided that no Lender shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Working Capital Debt or the Term Loan Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Agreement except through the Lender with which it is a participant and any sale of a participation in the Working Capital Debt shall be expressly made subject to the provisions of this Agreement (including, without limitation, Section 4).

      (c) In connection with any participation or other transfer or assignment, a Lender (i) may, subject to its respective Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Lender now or hereafter may have relating to any Borrower or any other Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

      (d) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Term Loan Debt or the Working Capital Debt, as the case may be, shall execute and deliver to each Lender a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such Person to be bound by the terms of this Agreement. In addition, in the event of an assignment or transfer by the Term Loan Lender of less than all of the Term Loan Debt, the Term Loan Lender shall agree with the assignee to appoint one Person as an agent to act on its behalf under this Agreement for purposes of receiving payments and notices hereunder and shall notify the other parties hereto of the Person who shall act in such capacity.

      (e) In connection with any assignment or transfer of any or all of the Obligations of a Lender or any or all rights of such Lender in the property of any Borrower or any other Obligor (other than pursuant to a participation), the other Lender agrees to execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third Person who succeeds to or refinances, replaces or substitutes for any or all of such Lender's financing of any Borrower or any other Obligor, whether such successor or replacement financing occurs by transfer, assignment or any other means.

      SECTION 9. Miscellaneous.

      (a) All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied, or delivered, as follows:

      if to the Working Capital Agent, to it at the following address:

      The CIT Group/Business Credit, Inc.
      1211 Avenue of the Americas
      New York, New York  10036
      Attention: Regional Manager

      Telephone: (212) 536-1259
      Telecopier: (212) 536-1295

      with a copy to

      Dewey Ballantine LLP
      1301 Avenue of the Americas
      New York, New York  10019
      Attention: Linda B. Klein, Esq.

      Telephone: (212) 259-6721
      Telecopier: (212) 259-7644

      if to the Term Loan Lender, to it at the following address:

      Hilco Capital LP
      One Northbrook Place
      5 Revere Drive, Suite 202
      Northbrook, Illinois  60062
      Attention: Portfolio Administrator

      Telephone: (847) 559-9300
      Telecopier: (847) 559-9330

      with a copy to

      Schulte Roth & Zabel LLP
      919 Third Avenue
      New York, New York  10022
      Attention: Frederic L. Ragucci, Esq.

      Telephone: (212) 756-2000
      Telecopier: (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 9(a). All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or three business days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a business day and, if not, on the next business day, or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a business day and, if not, on the next business day.

      (b) This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      (c) This Agreement shall be applicable both before and after the filing of any petition by or against any Borrower or any Obligor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Borrower or any other Obligor shall be deemed to apply to the trustee for such Borrower or such Obligor and such Borrower or such Obligor as debtor-in-possession. The relative rights of the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Borrower or any Obligor as debtor-in-possession.

      (d) If any Borrower or any other Obligor shall become subject to a case under the U.S. Bankruptcy Code and if as debtor(s)-in-possession move for approval of financing to be provided in good faith by the Working Capital Agent or any Working Capital Lender (the "DIP Lender") under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the U.S. Bankruptcy Code, the Term Loan Lender agrees that no objection will be raised by Term Loan Lender to any such financing on the grounds of a failure to provide "adequate protection" for the Liens of the Term Loan Lender so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (ii) the Term Loan Lender retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iii) the Term Loan Lender receives a replacement Lien on post-petition assets to the same extent granted to the DIP Lender, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iv) the aggregate principal amount of loans and letter of credit accommodations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition Working Capital Debt, shall not exceed the Maximum WC Debt, and (v) such financing or use of cash collateral is subject to the terms of this Agreement. Nothing contained herein shall be deemed to limit the rights of the Term Loan Lender to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide "adequate protection" for the Liens of the Term Loan Lender. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when provided in the manner prescribed by
Section 6 hereof.

      (e) Nothing in this Agreement (including, without limitation, the definitions of Working Capital Debt or Term Loan Debt) shall be deemed to subordinate the right of Term Loan Lender to receive payment to the right of the Working Capital Agent or any Working Capital Lender to receive payment (whether before or after the occurrence of any Insolvency Proceeding).

      (f) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      (g) Except as herein otherwise specifically provided, the rights and priorities of the parties shall be determined in accordance with applicable law.

      (h) This Agreement is intended to establish the relative rights and obligations of each of the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender with respect to the subject matter hereof and shall not be deemed to create any rights or priorities in any other Person.

      (i) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by the Lenders. In no event shall the consent of any Borrower or any other Obligor be required in connection with any amendment or other modification of this Agreement.

      (j) No failure or delay on the part of any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

      (k) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

      (l) Each of the Lenders agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

      (m) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in New York City or the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers, the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender hereby accepts generally and unconditionally the jurisdiction of the aforesaid courts. Each of the Borrowers, the Working Capital Agent, the Working Capital Lenders and the Term Loan Lender hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

      (n) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS Intercreditor AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION IN CONNECTION HEREWITH.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        Working Capital Agent and
                                           Working Capital Lender:

                                        THE CIT GROUP/BUSINESS CREDIT, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Syndication Agent and
                                           Working Capital Lender:

                                        CITICORP USA, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Issuing Bank:

                                        CITIBANK, N.A.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Term Loan Lender:

                                        HILCO CAPITAL LP

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Each of the undersigned hereby
acknowledges and agrees to the foregoing terms and provisions.

HARVARD INDUSTRIES, INC.

By:
   -------------------------------------
   Name:
   Title:


DOEHLER JARVIS, INC.

By:
   -------------------------------------
   Name:
   Title:


HARVARD TRANSPORTATION
  CORPORATION

By:
   -------------------------------------
   Name:
   Title:

DOEHLER JARVIS GREENEVILLE, INC.

By:
   -------------------------------------
   Name:
   Title:


POTTSTOWN PRECISION CASTING, INC.

By:
   -------------------------------------
   Name:
   Title:


HARVARD INDUSTRIES RISK MANAGEMENT, INC.

By:
   -------------------------------------
   Name:
   Title:


DOEHLER JARVIS TOLEDO, INC.

By:
   -------------------------------------
   Name:
   Title:


HARMAN AUTOMOTIVE, INC.

By:
   -------------------------------------
   Name:
   Title:


HAYES ALBION CORPORATION

By:
   -------------------------------------
   Name:
   Title:


KWCI LIQUIDATING CORPORATION

By:
   -------------------------------------
   Name:
   Title:


TRIM TRENDS CANADA LIMITED

By:
   -------------------------------------
   Name:
   Title:


177192 CANADA INC.

By:
   -------------------------------------
   Name:
   Title: